April 28, 1995


          Board of Directors
          Motors Mechanical Reinsurance
            Company, Limited
          Financial Services Centre
          P.O. Box 1304
          St. Michael
          BARBADOS

          Gentlemen,

          Re:  Participating Stock - Registration Statement on Form S-2

          Reference is made to the Registration Statement on Form S-2 (the "Registration Statement") of Motors Mechanical Reinsurance Company, Limited, a Barbados corporation (the "Company"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the proposed offer and sale by the Company of 12,000 shares of Participating Stock, no par value (the "Shares").

          As counsel to the Company, we have examined the corporate proceedings and such other legal matters relating to the Shares as we deemed relevant to the opinions expressed below.

          Based on such examination, we are of the opinion that:-

          1. The Company is a corporation duly organized and existing under the laws of Barbados.

          2. The Company has corporate power to authorize, issue and sell the Shares.

          3. Upon the issuance and sale, the Shares shall be duly and validly issued and outstanding, fully paid and non-assessable.

                                             Yours faithfully,

                                             s/Evelyn, Gittens & Farmer